Exhibit 10.42

PROVIDE COMMERCE, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Provide Commerce, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2003 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	___________________________________________________

Grant Date:	___________________________________________________

Exercise Price per Share:	$__________________________________________________

Total Exercise Price:	$__________________________________________________

Total Number of Shares Subject to the Option:	___________________________________________________

Expiration Date:	___________________________________________________

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Exercise Schedule:	☒ Early Exercise Permitted

Vesting Schedule:	This Option is exercisable immediately, in whole or in part, at such times as are established by the Administrator, conditioned upon Participant entering into a Restricted Stock Purchase Agreement with respect to any unvested shares of Stock. The shares subject to this Option shall vest and/or be released from the Company’s Repurchase Option, as set forth in the Restricted Stock Purchase Agreement attached hereto as Exhibit B (the “Restricted Stock Purchase Agreement”), according to the following schedule:

[For Initial Grants: One-fourth (1/4) of the shares subject to this Option shall vest and/or be released from the Company’s Repurchase Option on each of the annual anniversaries of the Grant Date, commencing with the first such annual anniversary, such that all of such shares shall be vested on the fourth anniversary of the Grant Date, subject to Participant’s continuing service on the Board through such dates.]

[For Annual Grants: One-twelfth (1/12) of the shares subject to this Option shall vest and/or be released from the Company’s Repurchase Option on each of the monthly anniversaries of the Grant Date, commencing with the first such monthly anniversary, subject to Participant’s continuing service on the Board through such dates.]

[The Option shall also be subject to accelerated vesting in accordance with the terms of Section 8 of the Stock Option Agreement.]

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By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

PROVIDE COMMERCE, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:
Address:	5005 Wateridge Vista Drive	Address:
San Diego, CA 92121

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EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

1. Exercise Period; Expiration of Option. The Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice. Alternatively, at the election of the Participant, this Option may be exercised in whole or in part at such times as are established by the Administrator as to shares of Stock which have not yet vested. Vested shares shall not be subject to the Company’s Repurchase Option (as set forth in the Restricted Stock Purchase Agreement). As a condition to exercising this Option for unvested shares of Stock, the Participant shall execute the Restricted Stock Purchase Agreement. However, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date; or

(b) Except as set forth in a written agreement with the Company, the expiration of twelve months following the date of Participant’s Termination of Directorship.

No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Directorship shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

2. Exercise of Option. This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with a Restricted Stock Purchase Agreement, if applicable, substantially in the form attached as Exhibit B to the Grant Notice, and the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan. As a condition to exercising this Option, you agree that the Company may require you to pay any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of this Option in the manner described in the Plan. The Option may only be exercised for whole shares.

3. Payment of Exercise Price. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable law, to make payment of the exercise price under one of the following alternatives:

(a) Payment in cash (including check) at the time of exercise;

(b) Payment, in whole or in part, through the delivery of shares of Stock which have been owned by Participant for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Payment through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(d) Subject to any applicable laws, payment through any combination of the consideration provided in the foregoing paragraphs (a), (b) and (c).

4. Transferability.

(a) Subject to Section 4(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Stock Option Agreement, with the consent of the Administrator, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3(b) of the Plan.

(c) Unless transferred to a Permitted Transferee in accordance with Section 4(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 1, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5. Notices. Any notice to be given under the terms of this Stock Option Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6. Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Stock Option Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7. No Right to Continued Service. Nothing in the Plan or this Stock Option Agreement shall confer upon Participant any right to continue to serve as a member of the Board or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Participant in accordance with the Company’s Bylaws.

8. Special Acceleration Provisions. In the event of a Change in Control while Participant is still serving as a member of the Board, or in the event of Participant’s Termination of Directorship by reason of his or her death or Disability, all shares subject to this Option shall vest and/or be released from the Company’s Repurchase Option immediately prior to such Change in Control or Termination of Directorship, as applicable.

9. Hostile Tender Offer. Upon the occurrence of a Hostile Tender Offer while Participant is still serving as a member of the Board, Participant shall have a 30-day period in which to surrender this Option to the Company. Participant shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (A) the Tender Offer Price of the shares of Stock at the time subject to the Option (whether or not Participant is otherwise at the time vested in those shares) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five days following the surrender of the Option to the Company. No approval or consent of the Board shall be required at the time of the actual Option surrender and cash distribution. A Hostile Tender Offer is a Change in Control under the 2003 Plan, which would result in all options and restricted stock granted to a non-employee director pursuant to this Director Compensation Policy shall vest and/or be released from the Company’s Repurchase Option immediately prior to such Hostile Tender Offer

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT is made between                      (the “Purchaser”) and Provide Commerce, Inc. (the “Company”), as of                     ,             .

RECITALS

(1) Pursuant to the exercise of the Option granted to Purchaser under the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”) and pursuant to the Stock Option Agreement (the “Option Agreement”) dated                     ,             , by and between the Company and Purchaser with respect to such grant, which Option Agreement is hereby incorporated by reference, Purchaser has elected to purchase                      of those shares which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the “Shares”.

(2) As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1. Repurchase Option.

(a) In the event of Purchaser’s Termination of Directorship (as defined in the Option Agreement), as applicable, for any reason, the Company shall have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of Purchaser’s Unvested Shares as of the date of the Purchaser’s Termination of Directorship at the exercise price paid by Purchaser for such Shares in connection with the exercise of the Option (the “Repurchase Option”).

(b) The Company may exercise its Repurchase Option by delivering, personally or by registered mail, to Purchaser (or his or her transferee or legal representative, as the case may be), within ninety days of the date of the Purchaser’s Termination of Directorship a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

(c) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety days following the date of Purchaser’s Termination of Directorship, the Repurchase Option shall terminate.

(e) 100% of the Unvested Shares shall initially be subject to the Repurchase Option. The Unvested Shares shall be released from the Repurchase Option in accordance with the Vesting Schedule set forth in the Option Agreement until all Shares are released from the Repurchase Option. Fractional Shares shall be rounded down to the nearest whole share.

2. Transferability of the Shares; Escrow.

(a) Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company from time to time, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b) To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the assistant secretary, or any other person designated by the Company from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option. If certificates for the Shares are issued, then Purchaser shall, upon execution of this Agreement, deliver and deposit with the assistant secretary of the Company, or such other person designated by the Company from time to time, any share certificate(s) issued representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B-1. The Unvested Shares and stock assignment shall be held by the assistant secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit B-2 hereto, until the Company exercises its Repurchase Option as provided in Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse set forth on the signature page hereto. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement. Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4. Legends. Any share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5. Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Repurchase Option and the number of Shares, consistent with any adjustment under the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities or other property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive office.

7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Section 83(b) Elections.

(a) Election for Unvested Shares Purchased Pursuant to a Non-Qualified Stock Option. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of a Non-Qualified Stock Option for Unvested Shares, that unless an election is filed by Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

(b) Election for Unvested Shares Purchased Pursuant to an Incentive Stock Option. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Incentive Stock Option for Unvested Shares, that unless an election is filed by Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of income to the Purchaser, for alternative minimum tax purposes, measured by the excess, if any, of the fair market value of the Shares at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN

IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

9. Representations. Purchaser has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Purchaser represents that he or she has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PROVIDE COMMERCE, INC.

By:

Title:

PURCHASER

By:

Name:

Address:

CONSENT OF SPOUSE

I,                                          , spouse of                     , have read and approve this Agreement between my spouse and Provide Commerce, Inc. In consideration of granting of the right to my spouse to purchase shares of Provide Commerce, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Plan, the Option Agreement and this Agreement insofar as I may have any rights in said agreements or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Signature of Spouse

EXHIBIT B-1

TO RESTRICTED STOCK PURCHASE AGREEMENT

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned,                                         , hereby sells, assigns and transfers unto Provide Commerce, Inc., a Delaware corporation (the “Company”),              shares of the common stock of the Company standing in its name of the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between the Company and the undersigned dated                     ,             .

Dated:                     ,

Print Name:

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Restricted Stock Award Agreement, without requiring additional signatures on the part of Purchaser.

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EXHIBIT B-2

TO RESTRICTED STOCK PURCHASE AGREEMENT

JOINT ESCROW INSTRUCTIONS

                    ,

Secretary

Provide Commerce, Inc.

As Escrow Agent for both Provide Commerce, Inc. (the “Company”) and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or a combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute, with respect to such securities, all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Purchaser, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing the number of shares of stock as are not then subject to the Company’s Repurchase Option. Within one hundred twenty days after the date of the Purchaser’s Termination of Directorship (as defined in the Agreement), as applicable, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

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6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at such addresses as a party may designate by written notice to each of the other parties hereto.

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16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

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IN WITNESS WHEREOF, these Joint Escrow Instructions shall be effective as of the date first set forth above.

Very truly yours,

PROVIDE COMMERCE, INC.

By:
Name:
Title:

Address:	5005 Wateridge Vista Drive San Diego, CA 92121

PARTICIPANT:

Print Name:
Address:

ESCROW AGENT:

By:
Secretary, Provide Commerce, Inc.

Address:	5005 Wateridge Vista Drive San Diego, CA 92121

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